UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  June 14, 2006

                            ALEXANDER & BALDWIN, INC.
             (Exact name of registrant as specified in its charter)


           Hawaii                          0-565                99-0032630
           ------                          -----                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
-------------------------------   ------------------------   ----------------
       incorporation)                                        Identification No.)
       --------------                                        -------------------

                       822 Bishop Street, P. O. Box 3440
                            Honolulu, Hawaii 96801
                            ----------------------
              (Address of principal executive office and zip code)

                                 (808) 525-6611
                                 --------------
              (Registrant's telephone number, including area code)

                                  Not Applicable
                                  --------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.    Entry into a Material Definitive Agreement.
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         The information set forth below in Item 2.03 is incorporated into this
Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
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Off-Balance Sheet Arrangement of a Registrant.
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         On June 14, 2006, Alexander & Baldwin, Inc. ("A&B"), Kukui'ula
Development Company (Hawaii), LLC ("Kukui'ula"), DMB Kukui'ula LLC, DMB Communities LLC (the preceding two entities, jointly and severally, "DMB"), collectively, the "Indemnitors," entered into a General Contract of Indemnity ("Indemnity") in favor of Travelers Casualty and Surety Company of America ("Travelers"). The Indemnity was entered into in connection with Travelers' execution of an agreement with Kukui'ula for the delivery of one or more bonds. Kukui'ula is a real-estate development joint venture (in which A&B is a member and has a 50 percent voting interest) that is developing 1,000 acres of land on the South Shore of Kauai. The joint venture is more fully described in Note 6 of the Notes to Consolidated Financial Statements in A&B's most recently filed Form 10-K. The bonds are being issued to secure final subdivision approvals, which will allow for closing of the Kukui'ula lots to take place, and will cover various construction activities at Kukui'ula, such as project amenities, roads, utilities and other infrastructure, and subdivision improvements.

         Under the Indemnity, the Indemnitors, jointly and severally, agree to indemnify and exonerate Travelers from all loss, cost, and expense of any kind or nature, including unpaid premiums, interest, court costs, and attorneys' and other professional fees (collectively, "Loss"), which Travelers incurs in connection with any of the bond(s) issued. In the event of default under the bond agreement between Kukui'ula and Travelers, Indemnitors agree to promptly reimburse Travelers for all sums paid on account of such Loss and/or to deposit with Travelers, on demand, a reserve against such Loss. An event of default includes, among others, failure to perform work of the bonded contracts in a timely and proper fashion, a declaration of default by any bonded contract owner, the sustaining of Loss by Travelers, and the establishment by Travelers of reserves against Loss in connection with the bonds.

         Under the Indemnity, the Indemnitors shall have no rights of indemnity, contribution, or right to seek collection of any other outstanding obligation against any other indemnitor or their property until the obligations of the Indemnitors to Travelers have been satisfied in full. However, in connection with the Indemnity, Kukui'ula, A&B and DMB have separately entered into a Mutual Indemnification Agreement ("Agreement") under which the parties agree that they shall each be proportionately liable (60% for DMB and 40% for A&B) for all payments required to be made under the Indemnity. Under the Indemnity, the maximum potential amount of aggregate future payments is a function of the amount covered by outstanding bond(s) at the time of default, reduced by the amount of work completed. Bonds with an aggregate value of $250 million are expected to be issued and retired over a six-year period ending in 2012. However, the total amount of bonds outstanding at any point in time is generally limited to approximately $200 million. In other words, assuming an event of default where the maximum amount of bonds are issued and no work is completed, the maximum potential amount of aggregate future payments under the Indemnity is approximately $200 million. Including amounts recoverable from DMB under the Agreement, the maximum potential amount of aggregate future payments for A&B under the Indemnity is approximately $80 million.

         The foregoing description of the Indemnity and Agreement is qualified in its entirety by the terms of the Indemnity and Agreement, which are filed hereto as Exhibits 10.1 and 10.2.

Item 9.01.    Financial Statements and Exhibits.
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         (d)      Exhibits

                  10.1 General Contract of Indemnity, among Alexander & Baldwin, Inc., Kukui'ula Development Company (Hawaii), LLC, DMB Kukui'ula LLC, and DMB Communities LLC, in favor of Travelers Casualty and Surety Company of America, dated June 13, 2006.

                  10.2 Mutual Indemnification Agreement, among Kukui'ula Development Company (Hawaii), LLC, DMB Kukui'ula LLC, DMB Communities LLC, and Alexander & Baldwin, Inc., dated June 14, 2006.



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                             SIGNATURE
                             ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date  June 15, 2006


                            ALEXANDER & BALDWIN, INC.


                            /s/ Christopher J. Benjamin
                            -------------------------------------
                            Christopher J. Benjamin
                            Senior Vice President,
                            Chief Financial Officer and
                            Treasurer